                                                                   EXHIBIT 10.58

                             CONTRIBUTION AGREEMENT

                                  BY AND AMONG

                            OASIS RESIDENTIAL, INC.,
                              A NEVADA CORPORATION


                                       AND


                            COSTA MESA PARTNERS, LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY

                                      ISCO,
                        A CALIFORNIA GENERAL PARTNERSHIP,


                              IFT PROPERTIES, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP,


                                  EDWARD ISRAEL


                                       AND


                                  ROBERT COHEN

                                TABLE OF CONTENTS
                                -----------------

                                                                                          PAGE
                                                                                          ----
ARTICLE I. DEFINITIONS.......................................................................1

ARTICLE II. THE TRANSACTION; CLOSING.........................................................7

        Section 2.1. Time and Place..........................................................7
        Section 2.2. Actions of OAS At the Closing...........................................7
        Section 2.3. Actions of the Company, ISCO and IFT at Closing.........................7
        Section 2.4. Transaction Taxes and Closing Costs.....................................8
        Section 2.5. Credit and Proration....................................................9
        Section 2.6. Condition Precedent....................................................11

ARTICLE III. COVENANTS......................................................................11

        Section 3.1. Employee Matters.......................................................11
        Section 3.2. Further Assurances.....................................................11
        Section 3.3. Retained Pre-Closing Assets............................................12

ARTICLE IV. REPRESENTATIONS AND WARRANTIES..................................................12

        Section 4.1. Representations and Warranties of ISCO, IFT, Israel and Cohen..........12
        Section 4.2. Representations and Warranties Regarding the Property..................17
        Section 4.3. Knowledge Defined......................................................18
        Section 4.4. Representations and Warranties of OAS..................................18
        Section 4.5. Exclusive Representations and Warranties...............................20

ARTICLE V. INDEMNIFICATION..................................................................20

        Section 5.1. Indemnification........................................................20

ARTICLE VI. BROKERAGE COMMISSIONS...........................................................22

ARTICLE VII. MISCELLANEOUS..................................................................23

        Section 7.1. Public Disclosure......................................................23
        Section 7.2. Assignment.............................................................23
        Section 7.3. Notices................................................................23
        Section 7.4. Modifications..........................................................24
        Section 7.5. Entire Agreement.......................................................24
        Section 7.6. Counterparts...........................................................24
        Section 7.7. Facsimile Signatures...................................................24
        Section 7.8. Severability...........................................................24
        Section 7.9. Applicable Law.........................................................24
        Section 7.10. Captions..............................................................24
        Section 7.11. Construction..........................................................24
        Section 7.12. Exhibits..............................................................24
        Section 7.13. Date of Performance...................................................24
        Section 7.14. Nature of Representation..............................................25

                                    Exhibits
                                    --------

"A"     -      Disclosure Schedule
"B"     -      Operating Agreements
"C"     -      Rent Roll
"D"     -      Description of Land
"E"     -      Press Release
"F"     -      Leases
"G"     -      Amended and Restated Limited Liability Company Agreement
"H"     -      Exchange Rights Agreement
"I"     -      Permitted Encumbrances
"J"     -      Continuing Guaranty

                             CONTRIBUTION AGREEMENT


               THIS CONTRIBUTION AGREEMENT (the "Agreement") is entered into as of October 23, 1997 (the "Effective Date"), by and among OASIS RESIDENTIAL, INC., a Nevada corporation ("OAS"), COSTA MESA PARTNERS, LLC, a Delaware limited liability company (the "Company"), ISCO, a California general partnership ("ISCO"), IFT Properties, Ltd., a California limited partnership ("IFT"), Edward Israel ("Israel"), and Robert Cohen ("Cohen") (collectively, OAS, the Company, ISCO, IFT, Israel, and Cohen are hereinafter sometimes referred to as the "Parties," and each of them, a "Party").

               WHEREAS, the Company was formed prior to the Effective Date and succeeded to the ownership of the Property (as defined herein) by Costa Mesa Partners, a California general partnership (the "Partnership") upon the conversion of the Partnership into a limited liability company; and

               WHEREAS, ISCO and IFT are the sole members of the Company; and

               WHEREAS, Israel or members of Israel's family own beneficially, either directly or indirectly, interests in IFT and Cohen or members of Cohen's family own beneficially, either directly or indirectly, interests in ISCO; and

               WHEREAS, the Parties desire that OAS make an investment in the Company upon the terms and conditions and with the effect described in this Agreement;

               NOW, THEREFORE, in consideration of and subject to the mutual promises, agreements, terms and conditions made herein, the Parties agree as follows:


                                   ARTICLE I.
                                   DEFINITIONS
                                   -----------

               The following capitalized terms, when used in this Agreement, shall have the meanings specified below. Any of those terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

               "ACTION" shall mean any action, claim, suit, litigation, proceeding, labor dispute, arbitral action, governmental audit, inquiry, criminal prosecution, investigation or unfair labor practice charge or complaint.

               "AFFILIATE" means with respect to any Person, any Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

               "AGREEMENT" has the meaning set forth in the preamble of this Agreement.

               "AMENDED LLC AGREEMENT" means that certain Amended and Restated Limited Liability Company Agreement in the form attached hereto as Exhibit "G."

               "ASSETS" means all of the right, title and interest in and to the business, properties, assets and rights of any kind, whether tangible or intangible, real, personal or mixed and constituting, or used or useful in connection with, or related to, the business of the Company or in which the Company has any interests, including, without limitation, all of the Company's right, title and interest in and to the Property.

               "BOND FEES" means all credit enhancement fees, issuer fees, remarketing fees, compliance monitoring fees, trustee fees (including periodic expenses of the trustee), rating agency fees, rebate arbitrage fees and other fees or costs associated with the Bonds.

               "BONDS" means the Orange County Housing Authority Apartment Development Revenue Bonds, Issue BB of 1985, as amended or reissued.

               "CLAIM" has the meaning set forth in Section 5.1(d) hereof.

               "CLAIM NOTICE" has the meaning set forth in Section 5.1(d) hereof.

               "CLOSING" has the meaning set forth in Section 2.1 hereof.

               "CLOSING DATE" has the meaning set forth in Section 2.1 hereof.

               "CLOSING PLACE" has the meaning set forth in Section 2.1 hereof.

               "CODE" means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute thereto, as interpreted by the applicable Regulations thereunder.

               "COHEN" has the meaning set forth in the preamble of this Agreement.

               "COMPANY" has the meaning set forth in the preamble of this Agreement.

               "CONTRACTS" has the meaning set forth in Section 4.1(h).

               "DAMAGES" has the meaning set forth in Section 5.1(a) hereof.

               "DEFAULT" means (a) a breach of or default under any Contract or other agreement, document or instrument, (2) the occurrence of an event that with or without the passage of time or the giving of notice or both would constitute a breach of or default under any Contract or other agreement, document or instrument, or (3) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration under any Contract or other agreement, document or instrument.

               "DEVELOPER NOTE" means that certain Amended Promissory Note dated April 9, 1986 in the original principal amount of $55,000,000 payable by Costa Mesa Partners, a California general partnership, to the order of the Orange County Housing Authority, California, evidencing the obligation to repay a loan made by the Orange County Housing Authority, California to Costa Mesa Partners with the proceeds of the Bonds.

               "DISCLOSURE SCHEDULE" means the schedule attached hereto as Exhibit "A" which sets forth the exceptions to the representations and warranties of the Company, Israel and Cohen contained in Article IV hereof and certain other information called for by this Agreement. The Disclosure Schedule shall be deemed to include all other matters expressly disclosed in this Agreement, including the Exhibits to this Agreement, and in the Amended LLC Agreement, including the Exhibits to the Amended LLC Agreement.

               "EFFECTIVE DATE" has the meaning set forth in the preamble of this Agreement.

               "EMPLOYEE MATTERS" means any failure by the Company or the Partnership to comply in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, or to avoid engaging in any unfair labor practices as defined in the National Labor Relations Act or other applicable law, ordinance or regulation.

               "ENVIRONMENTAL LAW" means any and all federal, state, municipal and local laws, statutes, ordinances, rules, regulations, guidances, policies, orders, decrees, judgments, whether statutory or common law, as amended from time to time, now or hereafter in effect, or promulgated, pertaining to the environment, public health and safety and industrial hygiene, including the use, generation, manufacture, production, storage, release, discharge, disposal, handling, treatment, removal, decontamination, clean-up, transportation or regulation of any Hazardous Substance, including the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Safe Drinking Water Act and the Occupational Safety and Health Act.

               "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

               "EXCHANGE AGREEMENT" means that certain Exchange Rights Agreement by and among OAS, the Company, ISCO and IFT in the form attached hereto as Exhibit "H."

               "GOVERNMENT AUTHORITY" means as to a certain Person, the United States, the state, county, city and political subdivision in which the Person operates or in which any of the Person's assets are located or which exercise jurisdiction over the Person or any of its assets, and any court administrator, agency, department, commission, board, bureau or instrumentality of any of them which exercises jurisdiction over the Person or its assets.

               "GOVERNMENT REQUIREMENT" means any law, ordinance, order, rule, regulation, decree or similar edict of a Government Authority, including without limitation Environmental Laws, occupational, health, safety, zoning and other land use ordinances and regulations.

               "HAZARDOUS SUBSTANCE" means collectively, any petroleum, petroleum product or byproduct or any substance, material or waste regulated or listed pursuant to any Environmental Law.

               "IFT" has the meaning set forth in the preamble of this Agreement.

               "IMPROVEMENTS" means the buildings, structures, fixtures and other improvements affixed to or located on the Land.

               "INTANGIBLES" means the (i) Operating Agreements, and (ii) all assignable existing warranties and guaranties (express or implied) issued to Company in connection with the Improvements or the Personal Property, and (iii) all assignable existing permits, licenses, approvals and authorizations issued by any Government Authority in connection with the Property.

               "ISCO" has the meaning set forth in the preamble of this Agreement.

               "ISRAEL" has the meaning set forth in the preamble of this Agreement.

               "LAND" means that certain parcel of land situated in the City of Costa Mesa, Orange County, California more particularly described in Exhibit "D", together with all rights and appurtenances pertaining to such property.

               "LEASE" means as to a party, any and all of such party's right title and interest in and to the leases, licenses, and occupancy agreements covering all or a portion of the Real Property.

               "LIABILITIES" means any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, guarantee or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or otherwise.

               "LLC UNIT" means a fractional share of the Membership Interests of all Members (except the managing member of the Company) of the Company.

               "MEMBERS" means the Persons owning Membership Interests in the Company.

               "MEMBERSHIP INTEREST" means an ownership interest in the Company representing a Capital Contribution by a Member and includes any and all benefits to which the holder of such a Membership Interest may be entitled as provided in the Amended LLC Agreement.

               "NOTICES" shall have the meaning set forth in Section 7.3 hereof.

               "OAS" has the meaning set forth in the preamble of this Agreement.

               "OAS'S BROKER" has the meaning set forth in Article VI hereof.

               "OPERATING AGREEMENTS" means all assignable contracts and agreements listed and described on Exhibit "B" attached hereto relating to the upkeep, repair, maintenance or operation of the Land, Improvements, or Personal Property.
               "ORGANIZATIONAL DOCUMENTS" means collectively, as applicable, the articles or certificate of incorporation, certificate of limited partnership or certificate of limited liability company, by-laws, partnership agreement, operating company agreement, limited liability company agreement, trust agreement, statement of partnership, fictitious business name filings and all other organizational documents relating to the creation, formation or existence of a business entity, together with resolutions of the board of directors, partner or member consents, trustee certificates, incumbency certificates and all other documents or instruments approving or authorizing the transactions contemplated in this Agreement.

               "PARTIES" has the meaning set forth in the preamble of this Agreement.

               "PARTNERSHIP" has the meaning set forth in the preamble of this Agreement.

               "PARTY" has the meaning set forth in the preamble of this Agreement.

               "PERMITTED ENCUMBRANCES" means collectively, (i) liens for Taxes, assessments and governmental charges not yet past due or delinquent, (ii) the reservations, restrictions and other exceptions to title as set forth in the Grant Deed to the Property, and (iii) such other title exceptions set forth on Exhibit "I" hereto.

               "PERSON" means an individual or a corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.

               "PERSONAL PROPERTY" means all tangible personal property owned by the Company located upon the Land or within the Improvements, including, without limitation, any and all appliances, furniture, carpeting, draperies and curtains, tools and supplies, and other items of personal property owned by the Company, located on and used exclusively in connection with the operation of the Land and the Improvements.

               "PROPERTY" means all property associated with the Villa Martinique apartment community located at 2855 Pinecreek Drive, Costa Mesa, California, and more particularly described herein as, collectively, the Land, the Improvements, the Personal Property, the Leases, the Rents, the Security Deposits and the Intangibles.

               "PROPERTY VALUATION" means Seventy-Two Million Dollars ($72,000,000.00).

               "REAL PROPERTY" means the Land and the Improvements.

               "REGULATIONS" means the applicable income tax regulations under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

               "RELATED DOCUMENTS" means all other agreements or documents, the execution or completion and delivery of which are reasonably contemplated by this Agreement, whether by specific references or otherwise, including without limitation the Amended LLC Agreement and the Exchange Agreement.

               "RENT ROLL" means the rent roll attached hereto as Exhibit "C".

               "RENTS" means all sums due under the Leases of the Property.

               "REPRESENTATIVES" means, with respect to any Person, that Person's directors, officers, employees, agents, partners, advisors, lenders, accountants or independent contractors.

               "RETAINED PRE-CLOSING ASSETS" means all of the Partnership's and the Company's right, title and interest in and to (i) all receivables from third parties existing as of the close of business on the day prior to the Closing Date (excluding any receivables for which ISCO and IFT shall receive a credit in the computation of the Credit and Proration Amount pursuant to Section 2.5 hereof), (ii) all claims against third parties (including Israel, Cohen, IFT and ISCO and their respective attorneys and Representatives) which arise out of conditions or events which both (aa) existed or occurred prior to the Closing Date and (bb) are unrelated to the Property and the construction, maintenance, operation, use and condition of the Property (excluding any claims for which ISCO and IFT shall receive a credit in the computation of the Credit and Proration Amount to Section 2.5 hereof) and (iii) all other claims against Israel, Cohen, ISCO or IFT or their attorneys or Representatives other than those claims, if any, arising out of the transactions provided for in this Agreement or the Related Documents.

               "SEC DOCUMENTS" has the meaning set forth in Section 5.3(f) hereof.

               "SECURITY DEPOSITS" means any and all security deposits held pursuant to the Leases of the Real Property.

               "SUBSIDIARY" means with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

               "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value-added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty (or penalties), or addition thereto, whether disputed or not. The term "Tax" also includes any amounts payable pursuant to any tax sharing agreement to which any relevant Person is liable as a successor or pursuant to contract.

               "TBC" means Tokai Bank of California.

               "TERMINATED EMPLOYEES" has the meaning set forth in Section
3.1(b).


                                   ARTICLE II.
                            THE TRANSACTION; CLOSING
                            ------------------------

               Section 2.1. Time and Place. The consummation of the transaction contemplated hereby (the "Closing") shall be held at the offices of Latham & Watkins, 650 Town Center Drive, Costa Mesa, California (the "Closing Place"), on the date hereof (the "Closing Date").

               Section 2.2. Actions of OAS At the Closing. At the Closing, OAS shall:

                      (a) deliver duly executed counterparts of the Amended LLC Agreement and the Exchange Agreement to the other parties thereto;

                      (b) transfer to the Company, by wire transfer or other immediately available funds, the amount of one million dollars ($1,000,000) as a capital contribution to the Company as contemplated by Section 4.1 of the Amended LLC Agreement, to be placed in the Reserve for Capital Improvements (as defined in the Amended LLC Agreement) and disbursed in accordance with the Amended LLC Agreement;

                      (c) deliver to the Company, ISCO and IFT a copy of (i) OAS's Articles of Incorporation and By-laws, certified by the secretary of OAS to be true and correct copies, (ii) a Certificate of Good Standing of OAS from the Secretary of State of Nevada, and (iii) resolutions of the Board of Directors of OAS, certified by the secretary of OAS to be a true and correct copy, authorizing the transactions contemplated by this Agreement, the Exchange Agreement and the Amended LLC Agreement;

                      (d) deliver to ISCO and IFT a copy of the Continuing Guaranty executed by OAS in the form attached hereto as Exhibit "J",

                      (e) cause the Letter of Credit provided for by the Amended LLC Agreement to be issued, in all material respects, in the form attached thereto;

                      (f) transfer to ISCO and IFT, by wire transfer or other immediately available funds, the Credit and Proration Amount, if any, calculated to be due to ISCO and IFT pursuant to Section 2.5; and

                      (g) execute and deliver such additional documents as shall be reasonably required to consummate the transactions contemplated by this Agreement.

               Section 2.3. Actions of the Company, ISCO and IFT at Closing. At the Closing, the Company, ISCO and IFT shall:

                      (a) deliver to OAS a copy of the Certificate of Conversion of Costa Mesa Partners, certified by the Secretary of State of Delaware, into the Company, and further certified by Israel and Cohen as being a true, correct and complete copy thereof and to be the only agreement, document or instrument executed in connection with the conversion of Costa Mesa Partners into the Company;

                      (b) deliver to OAS a copy of (i) the Certificate of Formation of the Company, certified by the Secretary of State of Delaware, (ii) a Certificate of Good Standing of the Company from the Secretary of State of Delaware and the Secretary of State of California, and (iii) a copy of the limited liability company agreement of the Company and all amendments and supplements thereto, certified by Israel and Cohen as being true, correct and complete copies thereof;

                      (c) deliver to OAS duly executed counterparts of the Amended LLC Agreement and the Exchange Agreement to the extent it or he is a party thereto;

                      (d) deliver to OAS a Chicago Title Insurance Company policy of title insurance (or a commitment to issue such a policy) satisfactory to OAS showing good and indefeasible title to the Property in fee simple vested in the Company as of the Closing, subject only to the Permitted Encumbrances;

                      (e) transfer to OAS, by wire transfer or other immediately available funds, the Credit and Proration Amount, if any, calculated to be due to OAS pursuant to Section 2.5;

                      (f) have delivered to OAS, before the Closing Date guaranties by IFT and ISCO, in accordance with Section 8.4.C of the Amended LLC Agreement, of the obligations of OAS under the guaranty described in Section 2.2(d); and

                      (g) execute and deliver such additional documents as shall be reasonably required to consummate the transactions contemplated by this Agreement.

               Section 2.4. Transaction Taxes and Closing Costs.

                      (a) ISCO, IFT, Israel and Cohen shall pay the fees of any counsel or accountant representing them or representing, prior to the Closing, the Partnership or the Company, whether individually or collectively.

                      (b) ISCO, IFT, Israel and Cohen shall also pay the following costs and expenses:

                             (i) the cost of the Title Policy; and

                             (ii) the cost of all documentary transfer taxes or other real property transfer impositions (if any) which are associated with, related to, or a result of, the transaction contemplated by this Agreement or Related Documents, whether such costs are assessed or imposed prior to, at, or after the Closing Date.

                      (c) OAS shall pay the fees of any counsel or accountant representing it in connection with the transactions contemplated by this Agreement. OAS shall also pay the fees for OAS's Broker identified in Article VI hereof.

                      (d) All costs and expenses incident to the transactions contemplated by this Agreement and the Closing and not specifically described above, shall be paid by the Party incurring the same.

               Section 2.5. Credit and Proration.

                      (a) All income and expenses of the Property shall be apportioned as of 12:01 a.m. on the Closing Date based on whether such income or expenses are attributable to period(s) before or after the Closing Date. Such prorated items include without limitation the following:

                             (i) all Rents;

                             (ii) taxes and assessments (including personal property taxes on the Personal Property) levied against the Property;

                             (iii) utility charges respecting the Property (if any), such charges to be apportioned at the Closing on the basis of the most recent meter reading occurring prior to the Closing (dated not more than fifteen (15) days prior to the Closing) or, if unmetered, on the basis of a current bill for each such utility;

                             (iv) all amounts payable under the Operating
        Agreements;

                             (v) all other sums or charges payable by the Tenants under the Leases which accrue prior to the Closing but are not then due and payable, shall be prorated as of the Closing;

                             (vi) any other operating expenses or other items pertaining to the Property, including (x) Property employee salaries, expenses, reimbursements, bonuses or other benefits paid or payable, (y) interest paid or payable on the Bonds, and (z) Bond Fees.

                      (b) Notwithstanding anything contained in Section 2.5(a) hereof:

                             (i) At the Closing, (x) ISCO and IFT shall credit to OAS the sum of the amount of (A) any Security Deposits actually held by the Company, ISCO, IFT, Israel or Cohen, pursuant to the Leases (to the extent such Security Deposits have not been applied against delinquent Rents or otherwise as provided in the Leases, and OAS will use reasonable efforts to collect delinquent Rents relating to periods prior to the Closing Date and apply them in the manner provided in
        Section 2.5(b)(ii) hereof) and (B) any Rents which have been prepaid for any period after the month in which the Closing occurs, and (y) OAS shall credit to ISCO and IFT all deposits posted with utility companies or any other provider of goods or services serving the Property, if any;

                             (ii) Unpaid and delinquent Rent collected by OAS or ISCO, IFT, Israel or Cohen after the Closing Date shall be delivered as follows: (x) if ISCO, IFT, Israel or Cohen collects any unpaid or delinquent Rent for the Property, ISCO, IFT, Israel and Cohen, jointly and severally, shall, within fifteen (15) days after the receipt thereof, deliver to OAS any such Rent to which OAS is entitled hereunder relating to the Closing Date and any period thereafter; (y) if OAS collects any unpaid or delinquent Rent from the Property, OAS shall, within fifteen (15) days after the receipt thereof, deliver to ISCO or IFT any such Rent which ISCO and IFT is entitled to hereunder relating to the period prior to the Closing Date. The Parties agree that all Rent received by the Parties after the Closing Date shall be applied first to actual out-of-pocket costs of collection incurred by the collecting Party; second, to Rents due from the tenant for the month in which such payment is received; third, to Rents and other tenant charges attributable to any period after the Closing which are past due on the date of receipt; and finally, to Rents and other tenant charges delinquent as of the Closing Date. OAS will not be obligated to institute any legal proceedings, including an action for unlawful detainer, or other collection procedures to collect delinquent Rents;

                             (iii) At the Closing, ISCO and IFT shall credit to OAS any amounts which have been prepaid or credited to ISCO, IFT, Israel or Cohen pursuant to any Operating Agreements (including without limitation that certain Lease Agreement dated December 6, 1995 with Web Service Co., Inc.) for any period after the Closing; and

                             (iv) There shall be no credits or debits with respect to principal payments on the Developer Note or Bond principal or sinking fund payments.

                      (c) Except as otherwise provided herein, any revenue or expense amount which cannot be ascertained with certainty as of the Closing Date shall be prorated on the basis of the Parties' reasonable estimates of such amount, and shall be the subject of a final proration sixty (60) days after the Closing, or as soon thereafter as the precise amounts can be ascertained. Each Party shall promptly notify the other Parties when it or he becomes aware that any such estimated amount has been ascertained. Once all revenue and expense amounts have been ascertained, OAS shall prepare, and certify as correct, a final proration statement which shall be subject to the approval of ISCO, IFT, Israel and Cohen. Upon acceptance and approval of any final proration statement submitted by OAS, such statement shall be conclusively deemed to be accurate and final.

                      (d) The provisions of this Section 2.5 shall survive the Closing.

               The net amount, if any, which results from the credit and proration calculations pursuant to subsections (a) and (b) of this Section 2.5 shall be referred to herein as the "Credit and Proration Amount."

               Section 2.6. Condition Precedent.

               It shall be a condition precedent to the performance of the obligations of the Parties at the Closing that Israel, Cohen, ISCO and IFT shall have received, in a form acceptable to them, a release from Tokai Bank of all obligations of Israel, Cohen, ISCO and IFT (if any) under the Developer Note and under any guarantee of the Developer Note executed by them. Any such release shall in no event be effective unless and until the Closing actually occurs.


                                  ARTICLE III.
                                    COVENANTS
                                    ---------

               Section 3.1. Employee Matters.

                      (a) The Company shall not be obligated to continue the employment of any employee of the Company following the Closing. Subject to the provisions of Section 3.1(b), the Company shall be obligated to pay, without reimbursement, the salary and other benefits payable to any employee who OAS elects to cause the Company to continue to employ following the Closing. Nothing in this Agreement shall confer upon any employee of the Company any right with respect to continued employment by the Company nor shall anything in this Agreement interfere with the right of the Company, at its sole cost and without reimbursement (except as provided in Section 3.1(b)), to terminate the employment of any employee of the Company at any time, with or without cause, or restrict the Company in any way in modifying the terms and conditions of the employment of any employee of the Company.

                      (b) Set forth in the Disclosure Schedule is a list of the employees of the Company identified by OAS as the Employees whose employment by the Company will be terminated by the Company prior to, or as soon as practicable following, the Effective Date (the "Terminated Employees"). The Company shall give notice of termination of employment to the Terminated Employees prior to the Closing. ISCO, IFT, Israel and Cohen jointly and severally agree to pay (or reimburse the Company, promptly upon request by the Company), for all severance and termination payments and benefits paid to the Terminated Employees (other than payments of normal salary for services rendered through the date of termination of employment, which shall be paid by the Company without reimbursement). ISCO, IFT, Israel and Cohen shall be entitled to determine the monetary terms of any Termination of a Terminated Employee if the amounts payable to the Terminated Employee in connection with the termination are paid directly to the Employee by ISCO, IFT, Israel or Cohen.

               Section 3.2. Further Assurances. ISCO, IFT, OAS and the Company agree after the Closing (i) to use all commercially reasonable good faith efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, the Amended LLC Agreement and the Exchange Agreement, (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder or thereunder, and (iii) to cooperate with each other in connection with the foregoing.

               Section 3.3. Retained Pre-Closing Assets. The Parties to this Agreement intend and agree that all of the Retained Pre-Closing Assets shall be solely the property of ISCO and IFT and, accordingly, the Company hereby quitclaims and assigns to ISCO and IFT, without representation or warranty of any kind or nature, all right, title and interest it may have, if any, in and to the Retained Pre-Closing Assets.


                                   ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

               Section 4.1. Representations and Warranties of ISCO, IFT, Israel and Cohen. ISCO and IFT hereby, jointly and severally, make the following representations and warranties to OAS as of the Effective Date and Closing Date and Israel and Cohen hereby, jointly and severally, make the representations and warranties set forth below in Section 4.1(q), (r), (s) and (t) as of the Effective Date and Closing Date:

                    (a) Organization and Authority. The Company has been duly organized and is validly existing under the laws of the State of Delaware and is duly qualified to transact business as a foreign company and is in good standing in the State of California. The Company has the full right and authority to enter into this Agreement, the Amended LLC Agreement and the Exchange Agreement and to consummate or cause to be consummated the transactions contemplated by this Agreement. The Partnership has been converted into the Company pursuant to
Section 18-214 of the Delaware Limited Liability Company Act;

                    (b) Members. ISCO and IFT are the only Members of the Company and no other person or entity (other than Riveroaks Newport Associates, a California limited partnership, to the extent provided in, and only to the extent provided in, the Settlement Agreement, as that terms is defined in
Section 8.8 of the Amended LLC Agreement) has any Membership Interest in the Company and no person or entity has any option or right to acquire any membership interest in or right of first refusal or preemptive right with respect to the transfer or issuance of any membership interest in the Company.

                    (c) Subsidiaries. The Company has no Subsidiaries and does not own any stock, partnership interest, joint venture interest or any other security or ownership interest issued by any other Person;

                    (d) Authorization. Each of the Company, ISCO and IFT has all requisite power, authority and capacity to execute and deliver this Agreement, the Amended LLC Agreement and the Exchange Agreement, to perform its respective obligations hereunder and thereunder and to consummate the transactions contemplated hereunder and thereunder. The execution, delivery and performance of this Agreement, the Amended LLC Agreement and the Exchange Agreement by the Company, ISCO and IFT and the consummation by the Company, ISCO and IFT of the transactions contemplated hereunder and thereunder have been duly and validly authorized by all necessary action on the part of the Company, ISCO and IFT and no other proceedings on the part of the Company, ISCO or IFT are necessary to authorize the execution, delivery and performance of this Agreement, the Amended LLC Agreement and the Exchange Agreement or the consummation of transactions contemplated hereunder and thereunder. This Agreement has been duly executed and delivered by the Company, ISCO and IFT and constitutes, and the Amended LLC Agreement and Exchange Agreement, when executed and delivered by the Company, ISCO and IFT, as contemplated hereby will constitute, the legal, valid and binding obligations of the Company, ISCO and IFT, enforceable against the Company, ISCO and IFT in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and except as the availability of equitable remedies may be limited by the application of general principles of equity (regardless of whether such equitable principles are applied in a proceeding at law or in equity).

                    (e) No Conflict or Violation. The execution and delivery of this Agreement, the Amended LLC Agreement and the Exchange Agreement by the Company, ISCO and IFT does not and will not, and the performance by the Company, ISCO and IFT of their respective obligations hereunder and thereunder and the consummation by the Company, ISCO and IFT of the transactions pursuant hereto and thereto will not (i) conflict with or violate its limited liability company or partnership agreement or (ii) result in a violation or breach of or result in a default under (or an event which with the giving of notice or the lapse of time or both would constitute a default under) or require any consent, approval or authorization under, or result in the creation of a lien or other encumbrance on the Property pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company, ISCO or IFT is a party or by which the Company, ISCO or IFT or the Property may be bound.

                    (f) Consents and Approvals. No consent, approval, authorization or permit of, or declaration, filing or registration with any governmental authority or any other Person, is required to be made or obtained by the Company, ISCO or IFT in connection with the execution, delivery and performance of this Agreement, or by ISCO or IFT in connection with the execution, delivery and performance of the Amended LLC Agreement or the Exchange Agreement, except as set forth on the Disclosure Schedule.

                    (g) No Undisclosed Liabilities. Except as set forth in the Disclosure Schedule, the Company has no Liabilities.

                    (h) Contracts and Commitments. Except for the Contracts to which the Company is a party (the "Contracts") set forth in the Disclosure Schedule, the Company is not a party to any written or oral:

                             (i) contract, agreement, commitment or personal property lease which requires the Company to make payments thereunder in excess of $25,000;

                             (ii) contracts, agreements or commitments which have an unexpired term in excess of 12 months from the date hereof;

                             (iii) employment contracts, severance agreements or other contracts involving salary, other compensation or benefits (including, without limitation, provision of free living accommodations or accommodations at less than the current market rate or provision of automobiles, or relocation allowance, office allowances, cellular phones and credit cards) or bonus payments, severance payments or the creation of any liability to make payments to which any current or former employee of the Partnership or the Company is a party; or

                             (iv) contracts, agreements or commitments for the provision of services which, if terminated at anytime by the Company, would subject the Company or require the Company to pay damages, penalties, fees, compensation, termination payments or other amounts in excess of $5,000 for a single contract, agreement or commitment or $25,000 for all contracts, agreements and commitments; or

                             (v) contract, agreement, commitment or other arrangements with ISCO, IFT, Israel, Cohen or Affiliate thereof or Person related thereto.

                    (i) Litigation, Proceedings and Applicable Law. Except as set forth in the Disclosure Schedule, there is no action, investigation, suit or other proceeding pending or, to the best knowledge of Israel or Cohen, threatened against or affecting the Partnership or the Company or any of the Property or before any Government Authority or arbitrator which (i) if adversely determined would have a material adverse effect on the Property, business, condition (financial or otherwise), results of operations or prospects of the Company taken as a whole, or (ii) could reasonably be expected to prevent or substantially delay consummation of the transactions contemplated hereunder or otherwise prevent the Company, ISCO, IFT, Israel or Cohen from performing its or his obligations under this Agreement. Except as set forth in the Disclosure Schedule, the Company is not in Default with respect to any judgment, order, writ, injunction or decree of any Governmental Authority which could reasonably be expected to have a material adverse effect on the Property, business, condition (financial or otherwise), results of operations or prospects of the Company taken as a whole. Except as set forth in the Disclosure Schedule, there is no outstanding order, ruling, decree, judgment or stipulation by or with any court, administrative agency, arbitration panel or other similar authority to which the Partnership, the Company or the Property is subject, which adversely affects or could adversely affect (i) the Property, business, condition (financial or otherwise), results of operations or prospects of the Company or
(ii) the ability of the Parties to consummate the transactions contemplated by this Agreement, the Amended LLC Agreement or the Exchange Agreement.

                    (j) Compliance with Law. Except as set forth in the Disclosure Schedule, to the best knowledge of Israel and Cohen, (i) the Company and the Partnership has complied and the Company is now in compliance with all Government Requirements, except for failure to comply, if any, which individually or in the aggregate do not, and, insofar as Israel and

Cohen can reasonably foresee, in the future will not, have a material adverse effect on the Property, business, condition (financial or otherwise), results of operations or prospects of the Company, taken as a whole, (ii) no claims or complaints have been received by the Partnership or the Company from any Government Authorities or other Persons that the Partnership or the Company was or is in violation of any Government Requirement and to the best knowledge of Israel and Cohen, no such claims or complaints are threatened, and (iii) neither the Partnership, ISCO, IFT, Israel, Cohen or the Company has received any notice from any Government Authorities of any pending proceedings to take all or any part of the Property by condemnation or right of eminent domain and, to the best knowledge of Israel and Cohen, no such proceedings are threatened.

                    (k) Books and Records. To the best knowledge of ISCO and IFT, the Company and the Partnership have made and kept books, records and accounts which accurately reflect the respective activities of the Company and the Partnership and the transactions and dispositions of their assets. To the best knowledge of ISCO and IFT, neither the Company nor the Partnership has engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Partnership and the Company.

                    (l) Operating Agreements. The Operating Agreements listed on Exhibit "B" are all of the agreements concerning the operation and maintenance of the Property or affecting the Property under which the Company will be obligated to pay or will be paid or receive in excess of Five Thousand Dollars ($5,000).

                    (m) Leases. To the best of their knowledge, the Rent Roll attached hereto as Exhibit "C" is accurate in all material respects and lists all of the Leases affecting the Property as of the date stated therein.

                    (n) Other Business. Neither the Partnership nor the Company has conducted or conducts any business other than the construction, ownership, development and operation of the Property located on the Land.

                    (o) Tax Matters.

                             (i) No Tax Payable by the Partnership or Company. There are no material unpaid Taxes arising from the operation of the Partnership's or the Company's business (or as a result of the Partnership or the Company succeeding to the Liabilities of any other Person by operation of law pursuant to a conversion, purchase of stock, merger, consolidation or similar transaction) during any period prior to the Closing Date for which the Company is or will become liable or which are or will become a lien against any of the Assets following the Closing Date other than Taxes which are not yet delinquent that are set forth on the Disclosure Schedule.

                             (ii) Tax Returns. True, complete and accurate copies of all of the federal and California Partnership income and franchise tax returns of the Partnership filed for 1996 and all years prior thereto have heretofore been delivered to OAS.

                             (iii) Tax Audits. Except as set forth on the Disclosure Schedule, neither the Partnership nor the Company has received from the Internal Revenue Service or from the Tax authorities of any state, county, local or other jurisdiction (i) any notice of underpayment of Taxes or other deficiency which has not been paid; (ii) any objection to any Tax return or report filed by the Partnership or the Company; or (iii) any notice of audit with respect to any Tax, nor is the Partnership or the Company currently the subject of any such audit. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Tax return or report filed by either the Partnership or the Company.

                             (iv) Foreign Persons. Neither ISCO nor IFT is a "foreign person" within the meaning of Section 1445(f)(3) of the Code, and each of ISCO and IFT will furnish to OAS and the Company, if requested by OAS, an affidavit in form satisfactory to OAS confirming the same.

                             (v) Leases. Attached as Exhibit "F" is the standard form or forms of Lease to which the Company or the Partnership is a party and neither the Company nor the Partnership is a party to any Lease containing terms that differ in any material respect from the form or forms of Leases attached as Exhibit "F."

                             (vi) Partnership Status. True and correct copies of
        (i) the partnership agreement of the Partnership in effect immediately prior to conversion of the Partnership into the Company (the "Partnership Agreement") and (ii) each limited liability company agreement of the Company in effect during the existence of the Company (other than the Amended LLC Agreement) (collectively, the "Company Agreements") have been delivered to OAS. Neither the Partnership Agreement nor any of the Company Agreements has been amended or modified in any respect.

                             (vii) Other. Except as set forth on the Disclosure Schedule, neither the Partnership nor the Company has (i) applied for any Tax ruling or (ii) entered into a closing agreement with any Taxing authority.

                    (p) Employee Benefit Plans. Except as set forth in the Disclosure Schedule, there are no employee benefit plans or arrangements pursuant to which the Company has any liability or has had any liability within the five years prior to the Closing Date, including without limitation, any employee pension benefit plans, or plans and arrangements providing for welfare benefits, retirement benefits, deferred compensation, severance compensation, profit sharing bonuses or post retirement insurance pursuant to which the Company has any liability or has had any liability with the five years prior to the Closing Date. There is no entity that, together with the Company is, or within the five years prior to the Closing Date was, required to be treated as a single employer under Section 414 of the Code.

                    (q) Authority of Israel and Cohen. Each of Israel and Cohen has all requisite power, authority and capacity to execute and deliver this Agreement, to perform his respective obligations hereunder and to consummate the transactions contemplated hereunder. This Agreement has been duly executed and delivered by Israel and Cohen and constitutes the legal, valid and binding obligations of Israel and Cohen, enforceable against the Israel and Cohen in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and except as the availability of equitable remedies may be limited by the application of general principles of equity (regardless of whether such equitable principles are applied in a proceeding at law or in equity).

                    (r) No Conflict or Violation With Respect to Israel and Cohen. The execution and delivery of this Agreement by Israel and Cohen does not, and the performance by Israel and Cohen of their respective obligations hereunder and the consummation by Israel and Cohen of the transactions pursuant hereto will not, result in a violation or breach of or result in a Default under or require any consent, approval or authorization under, or result in the creation of a lien or other encumbrance on the Property pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Israel or Cohen is a party or by which Israel or Cohen may be bound.

                    (s) Consents and Approvals. No consent, approval, authorization or permit of, or declaration, filing or registration with any governmental authority or any other Person, is required to be made or obtained by Israel or Cohen in connection with the execution, delivery and performance of this Agreement, except as set forth on the Disclosure Schedule.

                    (t) No Release. Neither the Partnership nor the Company has released ISCO, IFT, Israel or Cohen or their Representatives or attorneys from any claims arising out of the transactions provided for in this Agreement or the Related Documents.

               Section 4.2. Representations and Warranties Regarding the Property. Except for the representations and warranties of ISCO and IFT contained in this Section 4.2, the Company, ISCO, IFT, Israel and Cohen have made no representations or warranties, implied or express, regarding the Property and OAS is accepting the Property in its "AS-IS-WHERE-IS" condition, subject to any facts, circumstances, conditions and defects whether or not capable of being observed or ascertained. Without limiting the generality of the foregoing, except as expressly provided otherwise in this Section 4.2, the Company, ISCO, IFT, Israel and Cohen expressly disclaim any representation or warranty (implied or express) with respect to the condition of the Improvements (and all of the mechanical, electrical, heating, plumbing and other aspects thereof) and the manner of the construction of the Improvements, their fitness for a particular use or whether any latent or patent defects exist. OAS, except as expressly provided otherwise in this Section 4.2, expressly waives any claims against the Company, ISCO, IFT, Israel and Cohen for construction defects, whether latent or patent, in the Improvements and acknowledges that the Company, ISCO, IFT, Israel and Cohen shall have no obligation of any kind to it to repair or correct any such conditions or defects or to compensate OAS in any manner for the same.

               OAS further acknowledges that it has heretofore undertaken, or caused to be undertaken on its behalf, all such physical inspections, examinations and reviews of the Property as it deems necessary or appropriate under the circumstances and is strictly relying solely upon such inspections, examinations and reviews as well as the advice of its retained professional consultants and legal counsel. By virtue of the foregoing, the OAS, subject only to the representations and warranties of ISCO and IFT contained in this Section 4.2, hereby assumes the full risk of any loss or damage occasioned by any fact, circumstances, conditions or defects pertaining to the Property or any portion or part thereof whether or not the same is capable of being observed or ascertained.

               However, ISCO and IFT, jointly and severally, hereby expressly represent and warrant to OAS that, to the best of their respective knowledge, as of the Effective Date and Closing Date:

                    (a) Governmental Notice. Except as described in the Disclosure Schedule, none of them has received written notice from any governmental or quasi-governmental agency requiring the correction of any condition with respect to the Property (or any part thereof) by reason of a violation of any Governmental Requirement which has not been corrected.

                    (b) Construction Documents. Any survey, mechanical and structural plans and specifications, soil reports, and leases delivered to OAS are true and correct.

                    (c) Governmental Action. Except as described in the Disclosure Schedule, they have received no written notice from the City of Costa Mesa or the County of Orange or the State of California, or any of their respective agencies, of any governmental action contemplated to be taken thereby which will result in a material adverse change in the operation and use of the Property.

               Section 4.3. Knowledge Defined. For purposes of this Agreement, references to the "knowledge" or "best knowledge" of ISCO, IFT, Israel and Cohen shall refer only to the actual knowledge of Israel and Cohen after consultation with the manager of the Property with respect to the matters covered by the representation or warranty or other relevant provision concerned.

               Section 4.4. Representations and Warranties of OAS. OAS hereby makes the following representations and warranties to the Company, IFT, ISCO, Israel and Cohen as of the Effective Date and Closing Date:

                    (a) Due Organization. OAS is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite power and authority to own, lease and operate its properties and conduct its business as it is presently being conducted. OAS is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under the applicable law as a result of the conduct of its business or the ownership of its properties except where the failure to be so qualified would not have a material adverse effect on OAS.

                    (b) Authorization. OAS has all requisite corporate power and authority to execute and deliver this Agreement, the Amended LLC Agreement and the

Exchange Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement, the Amended LLC Agreement and the Exchange Agreement by OAS and the consummation by OAS of the transaction contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of OAS and no other corporate proceedings on the part of OAS are necessary to authorize the execution, delivery and performance of this Agreement, the Amended LLC Agreement or the Exchange Agreement or the consummation of the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by OAS and constitutes, and the Amended LLC Agreement and Exchange Agreement, when executed and delivered by OAS will constitute, the legal, valid and binding obligation of OAS, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and except as the availability of equitable remedies may be limited by the application of general principles of equity (regardless of whether such equitable principles are applied in a proceeding at law or in equity).

                    (c) Consents and Approvals. No consent, approval, authorization or permit of, or declaration, filing or registration with, any governmental authority or any other person is required to be made or obtained by OAS in connection with the execution, delivery and performance of this Agreement, the Amended LLC Agreement or the Exchange Agreement, except for any filings required to be made under federal or state securities laws in connection with the sale of shares of OAS Common Stock in exchange for LLC Units as provided in the Exchange Agreement or the Amended LLC Agreement.

                    (d) No Conflict or Violation. The execution and delivery of this Agreement by OAS do not, and the performance by OAS of its obligations hereunder and the consummation by OAS of the transactions pursuant hereto will not, (i) conflict with or violate the articles of incorporation or bylaws of OAS or (ii) result in a violation or breach of or constitute a Default under or require any consent, approval or authorization under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which OAS or any of its Subsidiaries is a party or by which OAS or any of its Subsidiaries is bound, except in the case of clause
(ii) for any such conflicts, breach or Default or other occurrences which would not, individually or in the aggregate, result in a material adverse effect on OAS.

                    (e) OAS Common Stock. All of the shares of OAS Common Stock issuable in exchange for LLC Units under the Exchange Agreement or the Amended LLC Agreement have been duly authorized and reserved for such issuance and, when issued in accordance with the terms thereof, will be validly issued, fully paid and nonassessable shares of OAS Common Stock listed on the New York Stock Exchange.

                    (f) SEC Documents. The OAS Annual Report on Form 10-K for the fiscal year ended December 31, 1996, the OAS Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1997 and June 30, 1997 and all other documents filed by OAS pursuant to Section 13 of the Exchange Act subsequent to December 31, 1996 (collectively the "SEC Documents"), when read together at the date hereof, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of circumstances under which they were made, not misleading, except that the SEC Documents contain no disclosure of the transactions contemplated by this Agreement, the Amended LLC Agreement or the Exchange Agreement.

               Section 4.5. Exclusive Representations and Warranties. The Parties agree that the only representations and warranties made by any Party to any other Party in connection with the transactions provided for in this Agreement, the Amended LLC Agreement and the Exchange Agreement are those representations and warranties set forth expressly in this Agreement, the Amended LLC Agreement and the Exchange Agreement, and each Party hereby waives any right it may have now or at any time in the future to assert a claim that any representation or warranty, other than a representation or warranty set forth in this Agreement, the Amended LLC Agreement or the Exchange Agreement, has been breached or is inaccurate in any respect.


                                   ARTICLE V.
                                 INDEMNIFICATION
                                 ---------------

               Section 5.1. Indemnification.

                    (a) ISCO, IFT, Israel, and Cohen, jointly and severally, shall indemnify, save and hold harmless OAS and each of its respective Representatives, from and against any and all costs, losses, Liabilities, obligations, damages, lawsuits, claims, demands, and expenses (whether or not arising out of third-party claims), including, without limitation, interest, penalties, reasonable attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (but excluding lost profits and diminution in value and excluding amounts for which the indemnified party has actually received reimbursement under an insurance policy or policies) ("Damages") in excess of $50,000 in the aggregate, incurred in connection with, arising out of or resulting from (i) any breach or inaccuracy of any representation or warranty made by the Company, ISCO, IFT, Israel or Cohen in this Agreement (but not in any other agreement) or (ii) any breach of any covenant or agreement made by the Company, ISCO, IFT, Israel or Cohen in this Agreement (but not in any other agreement, except as provided in the following clause (iii)), (iii) the breach of any covenant or agreement of IFT and ISCO set forth in Section 8.8, 10.2.B, 10.2.C and 10.2.D in the Amended LLC Agreement or
(iv) the matter described in item 3 or item 4 of the Disclosure Schedule, provided, however, that the foregoing $50,000 limitation shall not apply to Damages incurred in connection with, arising out of or resulting from any matter described in the foregoing clause (iv) (the "Full Indemnity Matter") and the indemnified parties shall be indemnified under this Section 5.1(a) for all Damages incurred in connection with, arising out of or resulting from the Full Indemnity Matter, irrespective of the amount of the Damages. The term "Damages" as used in this Agreement is not limited to matters asserted by third parties but includes Damages incurred or sustained in the absence of third party claims.

                    (b) OAS shall indemnify and save and hold harmless the Company, ISCO, IFT, Israel and Cohen and each of their respective Representatives from and against any and all Damages in excess of $50,000 in the aggregate incurred in connection with, arising out of or resulting from (i) any breach or inaccuracy of any representation or warranty made by OAS in this Agreement, (ii) any Employee Matter (other than any Employee Matter relating to a Terminated Employee) occurring on or following the Closing Date or (iii) any breach of any covenant or agreement made by OAS in this Agreement.

                    (c) Each indemnified party shall cooperate in all reasonable respects with each indemnifying party and its Representatives (including without limitation its attorneys) in the investigation, trial and defense of any lawsuit or action and any appeal arising therefrom; provided, however, that such indemnified party may, at its own cost, participate in negotiations, arbitrations and the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The parties shall cooperate with each other in any notifications to insurers.

                    (d) If a claim for Damages (a "Claim") is to be made by a party entitled to indemnification hereunder against the indemnifying party, the party claiming such indemnification shall give written notice (a "Claim Notice") to the indemnifying party as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 5.1. Such Claim Notice shall specify the nature and amount of the Claim asserted, if actually known to the party entitled to indemnification hereunder. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within 15 calendar days after the service of the citation or summons). The failure of any indemnified party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the indemnifying party shall be entitled, if it so elects at its own cost, risk and expense, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys of its own choice to handle and defend the same unless the named parties to such action or proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party has been advised in writing by counsel that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party, in which event the indemnified party shall be entitled, at the indemnifying party's cost, risk and expense, to separate counsel of its own choosing, and (iii) to compromise or settle such Claim, provided, however, that such compromise or settlement shall be made only with the written consent of the indemnified party if the amount payable in the compromise or settlement exceeds $5,000,000, such consent not to be unreasonably withheld. If the indemnifying party fails to assume the defense of such Claim within 15 calendar days after receipt of the Claim Notice, the indemnified party against which such Claim has been asserted will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party's cost and expense, the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party; provided, however, that such Claim shall not be compromised or settled without the written consent of the indemnifying party if the amount payable in the compromise or settlement exceeds $5,000,000, which consent shall not be unreasonably withheld. In the event the indemnified party assumes the defense of the Claim, the indemnified party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement. The indemnifying party shall be liable for any settlement of any action effected pursuant to and in accordance with this Section 5.1 and for any final judgment for Claims subject to indemnification under this Section 5.1 (subject to any right of appeal), and the indemnifying party agrees to indemnify and hold harmless an indemnified party from and against any Damages by reason of such settlement or judgment.

                    (e) Notwithstanding anything to the contrary contained in this Agreement, (i) no indemnifying party shall be liable for Damages (other than Damages incurred in connection with, arising out of or resulting from a Full Indemnity Matter (as defined in Section 5.1(a)), as to which the two-year limitation set forth in this clause (i) of Section 5.1(e) shall not apply) unless a Claim Notice notifying the indemnifying party of the fact, condition or event which may give rise to the Damages for which indemnification is sought is given to the indemnifying party on or prior to the second anniversary of the Effective Date or, with respect to any Damages arising out of a breach of any representation or warranty set forth in Section 4.1(o), prior to the expiration of the applicable statute of limitations for the liabilities to which such representation or warranty relates, and (ii) the sole remedy available to the Parties for Damages arising out of a breach of this Agreement are those remedies set forth in this Article V.


                                   ARTICLE VI.
                              BROKERAGE COMMISSIONS
                              ---------------------

               With respect to the transaction contemplated by this Agreement, OAS represents that its sole broker is Churchill Mortgage ("OAS's Broker"), and the Company, ISCO, IFT, Israel, and Cohen, jointly and severally, represent that none of them is represented by a broker. Neither the Company, ISCO, IFT, Israel nor Cohen shall be responsible for the payment of a real estate brokerage commission to OAS's Broker, but rather OAS shall pay the full amount of any such brokerage commission owing to OAS's Broker. Each Party hereto agrees that if any Person, other than OAS's Broker, makes a claim for brokerage commissions or finder's fees related to the transactions contemplated by this Agreement, and such claim is made by, through or on account of any acts or alleged acts of said Party or its Representatives, said Party will protect, indemnify, defend and hold the other Parties free and harmless from and against any and all loss, liability, cost, damage and expense (including reasonable attorneys' fees) in connection therewith.

                                  ARTICLE VII.
                                  MISCELLANEOUS
                                  -------------

               Section 7.1. Public Disclosure. Upon the Closing, OAS will issue a press release in the form attached as Exhibit "E" hereto.

               Section 7.2. Assignment. No Party may assign its rights or obligations under this Agreement without the written consent of the other Parties. Any attempt to so assign its rights or obligations shall be null and void. Subject to the foregoing, the terms and provisions of this Agreement will apply to and bind the permitted successors and assigns of the Parties.

               Section 7.3. Notices. Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery, (b) reputable overnight delivery service with proof of delivery, (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) legible facsimile transmission, sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith. Any notice so given shall be deemed to have been given upon receipt or refusal to accept delivery. In the event this Agreement requires that notice be given to the Company, ISCO, IFT, Israel or Cohen, OAS shall be entitled to rely on notice given to Israel as notice to Israel, IFT and the Company, and notice given to Cohen as notice to Cohen, ISCO and the Company. Unless changed in accordance with the provisions of this Section 7.3, the addresses for notices given pursuant to this Agreement shall be as follows:

        If to OAS:                      Oasis Residential, Inc.
                                        4041 East Sunset Road
                                        Henderson, Nevada 89014
                                        Attention:  President
                                        Telephone No.   (702) 436-9800
                                        Facsimile No.:  (702) 435-9445

        If to the Company, IFT
        or Israel:                      Edward Israel
                                        10474 Santa Monica Blvd., #405
                                        Los Angeles, California 90025
                                        Telephone No.:  (310) 475-4599
                                        Facsimile No.:  (310) 474-8533

        If to the Company, ISCO
        or Cohen:                       Robert Cohen
                                        c/o Four Seasons Hotel
                                        300 South Doheny
                                        Los Angeles, California 90048
                                        Telephone No.:  (310) 278-8548
                                        Facsimile No.:  (310) 278-3637

               Section 7.4. Modifications. This Agreement cannot be changed orally, and no agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such agreement is in writing and is signed by the Parties against whom enforcement of the waiver, change, modification or discharge is sought.

               Section 7.5. Entire Agreement. This Agreement, including the exhibits and schedules hereto, contains the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior written or oral agreements and understandings between the Parties pertaining to that subject matter.

               Section 7.6. Counterparts. This Agreement may be executed in counterparts, all such executed counterparts shall constitute the same agreement, and the signature of any Party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

               Section 7.7. Facsimile Signatures. In order to expedite the transaction contemplated herein, telecopied signatures may be used in place of original signatures on this Agreement or any document delivered pursuant hereto. The Company, ISCO, IFT, Israel, Cohen and OAS intend to be bound by the signatures on the telecopied document, are aware that the other Parties will rely on the telecopied signatures, and hereby waive any defenses to the enforcement of the terms of this Agreement based on the form of signature.

               Section 7.8. Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect; provided that the invalidity or unenforceability of such provision does not materially adversely affect the benefits accruing to any Party hereunder.

               Section 7.9. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

               Section 7.10. Captions. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

               Section 7.11. Construction. The Parties acknowledge that the Parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

               Section 7.12. Exhibits. All exhibits and schedules attached to this Agreement are incorporated herein by reference.

               Section 7.13. Date of Performance. If the date on which any performance required hereunder is other than a business day, then such performance shall be required as of the next following business day.

               Section 7.14. Nature of Representation. The Parties acknowledge and agree that the law firms of Kaye, Scholer, Fierman, Hays & Handler, LLP and Akin, Gump, Strauss, Hauer & Feld LLP (collectively the "Law Firms") have represented Israel, Cohen, IFT and ISCO (collectively, the "Clients") in connection with the transactions provided for in or contemplated by this Agreement, the Amended LLC Agreement and the Exchange Agreement and that the Law Firms have not represented the Partnership or the Company in connection with any of those transactions. Consequently, the Parties agree that (i) the attorney-client privilege with respect to any communications between the Law Firms and the Clients or their Representatives, consultants, attorneys and Affiliates (collectively, with the Clients, the "Client Parties") and the work product privilege with respect to the Clients shall belong solely to the respective Clients and may be waived solely by the respective Clients and shall not belong to and cannot be waived by the Partnership or the Company or any other Person, including OAS, (ii) no privileged communication between the Law Firms, or either of them, on the one hand, and the Client Parties, or any of them, on the other, shall be deemed to have been disclosed to the Partnership or the Company and no attorney-client privilege with respect to those communications or work product privilege with respect to the Clients shall be deemed to have been waived on account of any alleged disclosure of the communication to the Partnership or the Company, and (iii) neither the Company, nor any Person, including OAS, shall be entitled to disqualify the Law Firms, or either of them, from representing the Clients, or any of them, on the basis (or the asserted basis) that the Law Firms have represented the Partnership or the Company in the past, it being understood that neither the Company nor any Person, including OAS, shall be precluded from disqualifying the Law Firms, or either of them, from representing the Clients, or any of them, on any other basis.

                           [intentionally left blank]

                      [signatures appear on following page]

               IN WITNESS WHEREOF, the Parties have duly executed this Contribution Agreement as of the Effective Date.

ISCO, a California general partnership           OASIS RESIDENTIAL, INC., a Nevada
                                                   corporation
    By:  Costa Mesa Associates, a California
         general partnership                     By:
                                                    ---------------------------------
                                                 Its:  President
         By:
            ----------------------------------
              General Partner

COSTA MESA PARTNERS, LLC, a Delaware limited     IFT PROPERTIES, LTD,
liability company                                a California limited partnership

         By:
            ----------------------------------
              Edward Israel, Authorized          By:
              signatory                             ---------------------------------
                                                    Edward Israel, General Partner



-----------------------------------------        ------------------------------------
ROBERT COHEN                                     EDWARD ISRAEL
(only as to Sections 2.4(a), 2.4(b), 3.1,        (only as to Sections 2.4(a), 2.4(b),
4.1(q)-(t), Article V, Article VI and             3.1, 4.1(q)-(t), Article V, Article
Article VII)                                      VI and Article VII)

                                   EXHIBIT "A"

                               DISCLOSURE SCHEDULE
                               -------------------

                                 [SEE ATTACHED]

                                   EXHIBIT "B"

                              OPERATING AGREEMENTS
                              --------------------

                                 [SEE ATTACHED]

                                   EXHIBIT "C"

                                    RENT ROLL
                                    ---------

                                 [SEE ATTACHED]

                                   EXHIBIT "D"

                               DESCRIPTION OF LAND
                               -------------------

                                 [SEE ATTACHED]

                                                                      OR-9637274
                                                          TITLE OFFICER - REIMER
                                                                 AMENDMENT NO. 3

DESCRIPTION

THE LAND REFERRED TO IN THIS REPORT IS SITUATED IN THE STATE OF CALIFORNIA, COUNTY OF ORANGE, CITY OF COSTA MESA, AND IS DESCRIBED AS FOLLOWS:

PARCEL 1 OF PARCEL MAP NO. 84-390, AS SHOWN ON A MAP FILED IN BOOK 200, PAGES 34 AND 35 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF ORANGE COUNTY, CALIFORNIA.

ALSO EXCEPT ALL OIL, GAS AND OTHER HYDROCARBON SUBSTANCES IN AND UNDER THAT PORTION OF SAID LAND LYING WESTERLY OF THAT CERTAIN COURSE AND SOUTHERLY PROLONGATION THEREOF, IN THE BOUNDARY OF SAID PARCEL 2, SHOWN ON SAID PARCEL MAP AS HAVING A BEARING AND DISTANCE OF "N 0 DEGREES 00' 50" E, 25.90 FT.", SAID COURSE BEING THE CENTERLINE OF COLLEGE STREET, BY VARIOUS DEEDS OF RECORD.

ALSO EXCEPTING THEREFROM, ALL URANIUM, THORIUM AND ALL OTHER MATERIALS DETERMINED PURSUANT TO SECTION 5(B)(1) OF THE ATOMIC ENERGY ACT OF 1946 (60 STAT. 761) TO BE PECULIARLY ESSENTIAL TO THE PRODUCTION OF FISSIONABLE MATERIAL, CONTAINED IN WHATEVER CONCENTRATION, IN DEPOSITS IN THE LANDS COVERED BY THIS INSTRUMENT, TOGETHER WITH THE RIGHT OF THE UNITED STATES, THROUGH ITS AUTHORIZED AGENTS OR REPRESENTATIVES, AT ANY TIME TO ENTER UPON THE LAND AND PROSPECT FOR, MINE AND REMOVE THE SAME, MAKING JUST COMPENSATION FOR ANY DAMAGE OR INJURY OCCASIONED THEREBY, AS EXCEPTED IN THE DEED FROM THE UNITED STATES OF AMERICA, RECORDED JUNE 13, 1949 IN BOOK 1860, PAGE 60 OF OFFICIAL RECORDS, AND RECORDED AUGUST 30, 1949 IN BOOK 1895, PAGE 373 OF OFFICIAL RECORDS.

EXCEPTING THEREFROM, ALL URANIUM, THORIUM AND ALL OTHER MATERIALS DETERMINED PURSUANT TO SECTION 5(B)(1) OF THE ATOMIC ENERGY ACT OF 1946 (60 STAT. 761) TO BE PECULIARLY ESSENTIAL TO THE PRODUCTION OF FISSIONABLE MATERIAL, CONTAINED IN WHATEVER CONCENTRATION, IN DEPOSITS IN THE LANDS COVERED BY THIS INSTRUMENT, TOGETHER WITH THE RIGHT OF THE UNITED STATES, THROUGH ITS AUTHORIZED AGENTS OR REPRESENTATIVES, AT ANY TIME TO ENTER UPON THE LAND AND PROSPECT FOR, MINE AND REMOVE THE SAME, MAKING JUST COMPENSATION FOR ANY DAMAGE OR INJURY OCCASIONED THEREBY, AS EXCEPTED IN THE DEED FROM THE UNITED STATES OF AMERICA, RECORDED AUGUST 18, 1949 IN BOOK 1891, PAGE 32 OF OFFICIAL RECORDS.

                                   EXHIBIT "E"

                                  PRESS RELEASE
                                  -------------

                                 [SEE ATTACHED]

                              FORM OF PRESS RELEASE
                              ---------------------





Oasis Residential, Inc. (NYSE:OAS) - announced today it has acquired the managing member interest in a limited liability company ("LLC") that owns the 714 unit Villa Martinique apartment community in Costa Mesa, California.

The LLC has issued 886,022 LLC units, exchangeable for shares of OAS common stock on a one-for-one basis. OAS also assumed existing tax-exempt bond debt of $51.4 million issued by Orange County, California. The "low floater" bonds mature in 2009 and have an interest rate subject to weekly repricing based upon a spread of 125 basis points over a 7 day tax-exempt bond floating rate index. The Company also contributed approximately $1.5 million in cash for transaction and LLC formation costs, thus resulting in a total investment of approximately $73.5 million.

OAS intends to increase its investment in the community, which will be renamed Oasis Martinique, by approximately $2.5 million in order to fund a capital refurbishment program designed to increase net operating income at the community. The ten-year old community was designed by the Newport Beach architectural firm, McLarand Vasquez, & Associates and offers one and two bedroom units in four-story, elevator-served buildings constructed over a two-level subterranean parking garage. The community was 97% occupied at closing. The addition of Oasis Martinique increases the Company's holdings in Orange County to 852 units and approximately $87.5 million. The acquisition fits with management's strategic diversification plan which calls for increased investment in Southern California and Denver matched with selective dispositions in Las Vegas.

                                   EXHIBIT "F"


                                     LEASES
                                     ------


                                 [SEE ATTACHED]

                                   EXHIBIT "G"

            AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
            --------------------------------------------------------



                                 [SEE ATTACHED]

                                   EXHIBIT "H"

                            EXCHANGE RIGHTS AGREEMENT
                            -------------------------



                                 [SEE ATTACHED]

                                   EXHIBIT "I"

                             PERMITTED ENCUMBRANCES
                             ----------------------

               The following are Permitted Encumbrances as defined in and for purposes of the Agreement. The item numbers listed below correspond to the item numbers listed as exceptions in that certain preliminary title report dated October 1, 1997, issued by Chicago Title Company, reference number 996241-56, which report is attached hereto and incorporated herein by reference.

               "Permitted Encumbrances":

               Item numbers 6, 9, 11, 13, 14, 15, 16, 17, 18, 20, 21, 32, 33,
36, 37 and 40.

                                   EXHIBIT "J"

                               CONTINUING GUARANTY
                               -------------------



                                 [SEE ATTACHED]